KLX ENERGY SERVICES HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction
On June 2, 2026 (the “Closing Date”), KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), completed the acquisition (the “Wolf Pack Acquisition”) of certain assets owned by Wolf Pack Rentals, LLC, a Texas limited liability company (“Wolf Pack” or the “Seller”), pursuant to an asset purchase agreement, dated June 2, 2026, by and among Wolf Pack, KLX Energy Services LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (the “Buyer”) and the Company (the “Purchase Agreement”). The purchase price for the Wolf Pack Acquisition is $16.9, subject to customary post-closing adjustments and to be paid as follows: (i) on the Closing Date, the Buyer paid the Seller $14.1; (ii) two deferred payments of $1.5 each, to be paid at 180 and 360 days after the Closing Date, either in cash or shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), in its sole discretion, with a net present value of $2.7; and (iii) estimated post-closing adjustment to the purchase price of $0.1.

The underlying historical financial information has been derived from the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 and the audited consolidated financial statements for the year ended December 31, 2025 of KLX and Wolf Pack.

Information in the unaudited pro forma condensed combined financial statements is presented as follows:
•The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 includes adjustments for the Wolf Pack Acquisition, as if it had been completed as of January 1, 2025.
•The unaudited pro forma condensed combined balance sheet as of March 31, 2026 includes adjustments for the Wolf Pack Acquisition, as if it had been completed on March 31, 2026.

The historical condensed financial information has been adjusted to give effect to adjustments that are necessary to account for the Wolf Pack Acquisition. The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments.

The unaudited condensed pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The Wolf Pack Acquisition was accounted for using the acquisition method of accounting under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). Accordingly, the preliminary purchase price as it relates to Wolf Pack was allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimates of fair value. The determination of the final fair values is dependent upon valuations as of the Closing Date and the final adjustments to the purchase price, which when they occur may result in an adjustment to the value of the acquired assets reflected in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with:
•Unaudited interim condensed consolidated financial statements of KLX as of and for the three months ended March 31, 2026 contained in the Form 10-Q filed on May 13, 2026.
•Audited consolidated financial statements of KLX as of and for the year ended December 31, 2025, contained in the Form 10-K filed on March 12, 2026.

•Audited consolidated financial statements of Wolf Pack as of and for the year ended December 31, 2025 contained in the Current Report on Form 8-K/A filed on August 12, 2026.
•Unaudited interim condensed consolidated financial statements of Wolf Pack as of and for the three months ended March 31, 2026 contained in the Current Report on Form 8-K/A filed on August 12, 2026.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Wolf Pack Acquisition been consummated on the dates or for the periods presented. The unaudited pro forma condensed combined financial statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those illustrated.

KLX Energy Services Holdings, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2026
(In millions of U.S. dollars and shares, except per share data)

	Historical
	KLX	Wolf Pack	Reclass	Transaction Accounting Adjustments	Note	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$5.6	$0.1		$(0.9)	3a, 3b	$4.8
Accounts receivable–trade	107.3	7.6				114.9
Inventories, net	31.9	0.4				32.3
Prepaid expenses and other current assets	9.3	1.4		(1.0)	3a	9.7
Total current assets	154.1	9.5	—	(1.9)		161.7
Property and equipment, net(1)	149.0	13.5	0.2	8.9	3c, 3d	171.6
Operating lease assets	21.6	—	0.8		3d	22.4
Right-of-use asset	—	1.9	(1.0)	(0.9)	3a, 3d	—
Intangible assets, net	1.0	—				1.0
Other assets	5.8	—		(1.8)	3a	4.0
Total assets	$331.5	$24.9	$—	$4.3		$360.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69.7	$4.5				$74.2
Accrued interest	0.4	—				0.4
Accrued liabilities	24.4	1.5		2.8	3b	28.7
Current portion of long-term debt	4.5	2.6		(2.6)	3a	4.5
Current portion of operating lease liabilities	7.4	0.5		(0.3)	3a	7.6
Current portion of finance lease liabilities	16.6	0.2		(0.2)	3a	16.6
Total current liabilities	123.0	9.3	—	(0.3)		132.0
Long-term debt	271.3	4.1		1.3	3a, 3b	276.7
Long-term operating lease liabilities	14.7	1.2		(0.6)	3a	15.3
Long-term finance lease liabilities	17.8	0.2		0.1	3a, 3b	18.1
Other non-current liabilities	0.8	—		7.6	3b	8.4
Commitments, contingencies and off-balance sheet arrangements
Stockholders’ equity:
Common stock, $0.01 par value; 110.0 authorized; 20.5 issued	0.2	—				0.2
Additional paid-in capital	573.6	—				573.6
Treasury stock, at cost, 0.6 shares	(6.4)	—				(6.4)
Accumulated deficit	(663.5)	—		6.3	3e	(657.2)
Members' equity	—	10.1		(10.1)	3f	—
Total stockholders’ deficit	(96.1)	10.1	—	(3.8)		(89.8)
Total liabilities and stockholders’ deficit	$331.5	$24.9	$—	$4.3		$360.7

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements

KLX Energy Services Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2026
(In millions of U.S. dollars and shares, except per share data)

	KLX	Wolf Pack	Transaction Accounting Adjustments	Note	Pro Forma
Revenues	$144.7	$10.2	$—		$154.9
Costs and expenses:
Cost of sales	119.1	7.9	(0.3)	4a, 4b	126.7
Depreciation and amortization	21.9	1.5	(0.7)	4b	22.7
Selling, general and administrative	15.4	1.6			17.0
Research and development costs	0.4	—	—		0.4
Bargain purchase gain	—	—	(6.3)	3e	(6.3)
Operating (loss) income	(12.1)	(0.8)	7.3		(5.6)
Non-operating expense (income):
Interest income	(0.0)	—	—		(0.0)
Interest expense	11.7	0.1	0.5	4c, 4f	12.3
Net loss before income tax	(23.8)	(0.9)	6.8		(17.9)
Income tax expense	0.2	0.0	—	4d	0.2
Net loss	$(24.0)	$(0.9)	$6.8		$(18.1)

Net loss per common share:
Basic	$(1.23)				$(0.93)
Diluted	$(1.23)				$(0.93)

Weighted average common shares:
Basic	19.5				19.5
Diluted	19.5			4e	19.5

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements

KLX Energy Services Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2025
(In millions of U.S. dollars and shares, except per share data)

	KLX	Wolf Pack	Transaction Accounting Adjustments	Note	Pro Forma
Revenues	$636.6	$38.2	$—		$674.8
Costs and expenses:
Cost of sales	501.5	26.4	(1.1)	5a, 5b	526.8
Depreciation and amortization	95.2	4.9	0.8	5b	100.9
Selling, general and administrative	68.5	8.7			77.2
Research and development costs	1.7	—	—		1.7
Bargain purchase gain	—	—	(6.3)	3e	(6.3)
Operating (loss) income	(30.3)	(1.8)	6.6		(25.5)
Non-operating expense (income):
Interest income	(0.4)	—	—		(0.4)
Interest expense	45.2	0.4	1.3	5c, 5f	46.9
Loss on debt extinguishment	1.2	—	—		1.2
Other	—	(0.7)	—		(0.7)
Net (loss) income before income tax	(76.3)	(1.5)	5.3		(72.5)
Income tax expense	0.8	0.2	—	5d	1.0
Net (loss) income	$(77.1)	$(1.7)	$5.3		$(73.5)

Net loss per common share:
Basic	$(4.12)				$(3.93)
Diluted	$(4.12)				$(3.93)

Weighted average common shares:
Basic	18.7				18.7
Diluted	18.7			5e	18.7

    The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements

KLX Energy Services Holdings, Inc.
Notes to Unaudited Condensed Combined Financial Information
(In millions of U.S. dollars)

NOTE 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to give effect to the Wolf Pack Acquisition. The unaudited pro forma condensed combined financial information has been derived from historical financial statements of KLX and Wolf Pack.

Both KLX’s and Wolf Pack’s consolidated financial information has been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”).

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The Wolf Pack Acquisition was accounted for as using the acquisition method of accounting under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). Management utilized their best estimates and assumptions to assign preliminary fair value to the assets acquired and liabilities assumed at the Closing Date. The determination of the final fair values and purchase price allocation is based on preliminary estimates and subject to final adjustments. Such adjustments could be material.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, has been prepared assuming that Wolf Pack acquisition was consummated at that date.

Information in the unaudited pro forma condensed combined financial statements is presented as follows:
•The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 includes adjustments for the Wolf Pack Acquisition, as if it had been completed as of January 1, 2025.
•The unaudited pro forma condensed combined balance sheet as of March 31, 2026 includes adjustments for the Wolf Pack Acquisition, as if it had been completed on March 31, 2026.

The historical condensed financial information has been adjusted to give effect to transaction accounting adjustments that are necessary to account for the Wolf Pack Acquisition. The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with KLX’s accounting policies. All material adjustments required to reflect the Wolf Pack Acquisition are set forth in the columns labeled “Transaction Accounting Adjustments”.

The unaudited pro forma condensed combined financial statements have been prepared on the assumption that Wolf Pack will be treated as a corporation for federal income tax purposes. In its unaudited condensed consolidated statement of operations for the three months ended June 30, 2026, the Company has recognized a tax benefit as a result of the Wolf Pack Acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the company would have been had the Wolf Pack Acquisition occurred on the dates assumed, nor are they necessarily indicative of future results of operations or financial position.

KLX Energy Services Holdings, Inc.
Notes to Unaudited Condensed Combined Financial Information
(In millions of U.S. dollars)

NOTE 2 - Consideration and Preliminary Purchase Price Allocation

On June 2, 2026 (the “Closing Date”), KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), completed the acquisition (the “Wolf Pack Acquisition”) of certain assets owned by Wolf Pack Rentals, LLC, a Texas limited liability company (“Wolf Pack” or the “Seller”), pursuant to an asset purchase agreement, dated June 2, 2026, by and among Wolf Pack, KLX Energy Services LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (the “Buyer”) and the Company (the “Purchase Agreement”). The purchase price for the Wolf Pack Acquisition is $16.9, subject to customary post-closing adjustments and to be paid as follows: (i) on the Closing Date, the Buyer paid the Seller $14.1; (ii) two deferred payments of $1.5 each, to be paid at 180 and 360 days after the Closing Date, either in cash or shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), in its sole discretion, with a net present value of $2.7; and (iii) estimated post-closing adjustment to the purchase price of $0.1.

The following table summarizes the components of total consideration reflected in the unaudited pro forma condensed combined financial statements:

Cash and cash equivalents	$0.8
Accrued liabilities	2.8
Long-term debt	5.4
Long-term finance lease liabilities	0.3
Other non-current liabilities	7.6
Total consideration	$16.9

The allocation of the preliminary estimated purchase price with respect to the Wolf Pack Acquisition is based upon KLX’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2026 using currently available information. The Company expects to finalize its analysis by the second quarter of 2027. The following table summarizes the fair values of assets acquired and liabilities assumed in the Wolf Pack Acquisition in accordance with ASC 805:

Cash and cash equivalents	$—
Accounts receivable-trade	7.6
Inventories, net	0.4
Other current and non-current assets	(0.6)
Property and equipment	22.6
Accounts payable	(4.5)
Accrued liabilities	(1.5)
Other current and non-current liabilities	(0.8)
Bargain purchase, net of deferred taxes	(6.3)
Total purchase price	$16.9

Bargain purchase gain represents the excess of the preliminary estimated fair value of the identifiable assets acquired and liabilities assumed over the preliminary estimated consideration transferred. Based on management’s preliminary purchase price allocation, the Company recorded a bargain purchase gain of approximately $6.3.

KLX Energy Services Holdings, Inc.
Notes to Unaudited Condensed Combined Financial Information
(In millions of U.S. dollars)

NOTE 3 - Unaudited pro forma condensed combined balance sheet adjustments and assumptions as of March 31, 2026

a.Reflects adjustments to record the preliminary estimated fair value of the identifiable assets acquired and liabilities assumed pursuant to the Purchase Agreement. These include the elimination of $0.1 of cash and cash equivalents, $1.0 of prepaid expenses and other current assets, $0.9 of right-of-use asset, $0.3 of current portion of operating lease liabilities, $0.2 of current portion of finance lease liabilities, $0.6 of long-term operating lease liabilities and $0.2 of long-term finance lease liabilities that were not part of the Wolf Pack Acquisition, as well as the recognition of a $1.8 decrease in deferred tax assets. These also include the elimination of $2.6 of current portion of long-term debt and $4.1 of long-term debt that was not assumed in the transaction and was settled by the Seller prior to, or contemporaneously with, the closing of the Wolf Pack Acquisition.
b.Reflects the Wolf Pack Acquisition consideration of $16.9, funded through a $7.3 note payable, $5.4 in borrowings under the Company’s ABL Facility, $0.8 cash on hand, $0.6 in assumed liabilities (out of which, $0.3 included in long-term finance lease liabilities and $0.3 included in other non-current liabilities), $2.7 of deferred consideration, and a $0.1 estimated post-closing adjustment to the purchase price.
c.Reflects a $8.9 adjustment to increase property and equipment, net to reflect the preliminary estimated fair value of Wolf Pack’s property and equipment. These assets were valued as of the Closing Date by a third party using a combination of the cost approach, market approach and income approach, as applicable.
d.Reflects the reclassification of $1.0 out of right-of-use asset and into $0.8 in operating lease assets and $0.2 in property and equipment, net.
e.Recognition of a $6.3 bargain purchase gain resulting from the excess of the preliminary estimated fair value of identifiable net assets acquired over the estimated consideration transferred.
f.Reflects the elimination of Wolf Pack’s historical members’ equity as of March 31, 2026 in connection with the Wolf Pack Acquisition.

KLX Energy Services Holdings, Inc.
Notes to Unaudited Condensed Combined Financial Information
(In millions of U.S. dollars)

NOTE 4 - Unaudited pro forma condensed combined statement of operations adjustments and assumptions for the
Three Months Ended March 31, 2026

a.Reflects the adjustment to lease expense of net $(0.2) resulting from the remeasurement of acquired operating lease right-of-use assets and lease liabilities using the Company’s incremental borrowing rates at the Closing Date. Total lease expense was recalculated based on the updated discount rates and is reflected within cost of sales, consistent with the Company’s accounting policies.
b.Reflects the elimination of Wolf Pack historical depreciation and amortization expense included as $1.5 in depreciation and amortization and as $0.1 in cost of sales, and the recognition of depreciation and amortization expense of $0.8, based on the preliminary estimated fair value of the acquired property and equipment and lease right-of-use assets. Depreciation is calculated using useful lives consistent with the Company’s existing accounting policies.
c.Reflects (i) the elimination of approximately $0.1 of interest expense associated with Wolf Pack historical debt obligations that were not assumed by the Company in the Wolf Pack Acquisition, and (ii) the recognition of incremental interest expense of $0.3 related to borrowings under the Company’s ABL Facility and note payable, used to fund a portion of the cash consideration for the Wolf Pack Acquisition. The pro forma interest expense on the revolving credit facility borrowings was calculated using the applicable interest rate in effect as of the Closing Date, applied to the assumed outstanding borrowings. A hypothetical 0.25% increase or decrease in the weighted average interest rate would increase or decrease interest expense by less than $0.1 per year.
d.Reflects the tax effect of the transaction accounting adjustments, to the extent the amounts are expected to be deductible or taxable as appropriate, at the blended federal and state statutory tax rate of 26%.
e.Per the Purchase Agreement, the $2.7 of deferred consideration may be paid either in cash or by issuing stock, at the Buyer's election. Note that the potentially dilutive shares have been excluded from the computation of pro forma net loss per share, because their effect would have been anti-dilutive.
f.Reflects the $0.3 accretion of interest related to the $2.7 of deferred consideration, recognized as if the Wolf Pack Acquisition had been completed as of January 1, 2025.

KLX Energy Services Holdings, Inc.
Notes to Unaudited Condensed Combined Financial Information
(In millions of U.S. dollars)

NOTE 5 - Unaudited pro forma condensed combined statement of operations adjustments and assumptions for the
Year Ended December 31, 2025

a.Reflects the adjustment to lease expense of net $(0.6) resulting from the remeasurement of acquired operating lease right-of-use assets and lease liabilities using the Company’s incremental borrowing rates at the Closing Date. Total lease expense was recalculated based on the updated discount rates and is reflected within cost of sales, consistent with the Company’s accounting policies.
b.Reflects the elimination of Wolf Pack historical depreciation and amortization expense included as $4.9 in depreciation and amortization and as $0.5 in cost of sales, and the recognition of depreciation and amortization expense of $5.7, based on the preliminary estimated fair value of the acquired property and equipment and lease right-of-use assets. Depreciation is calculated using useful lives consistent with the Company’s existing accounting policies.
c.Reflects (i) the elimination of approximately $0.4 of interest expense associated with Wolf Pack historical debt obligations that were not assumed by the Company in the Wolf Pack Acquisition, and (ii) the recognition of incremental interest expense of $1.4 related to borrowings under the Company’s ABL Facility and note payable, used to fund a portion of the cash consideration for the Wolf Pack Acquisition. The pro forma interest expense on the revolving credit facility borrowings was calculated using the applicable interest rate in effect as of the Closing Date, applied to the assumed outstanding borrowings. A hypothetical 0.25% increase or decrease in the weighted average interest rate would increase or decrease interest expense by less than $0.1 per year.
d.Reflects the tax effect of the transaction accounting adjustments, to the extent the amounts are expected to be deductible or taxable as appropriate, at the blended federal and state statutory tax rate of 26%.
e.Per the Purchase Agreement, the $2.7 of deferred consideration may be paid either in cash or by issuing stock, at the Buyer's election. Note that the potentially dilutive shares have been excluded from the computation of pro forma net loss per share, because their effect would have been anti-dilutive.
f.Reflects the $0.3 accretion of interest related to the $2.7 of deferred consideration, recognized as if the Wolf Pack Acquisition had been completed as of January 1, 2025.